                                                                    EXHIBIT 11.1

                         Alabama National BanCorporation
                        Computation of Earnings Per Share
                    (In thousands, except per share amounts)

                                                                                         Per Share
                                                          Income           Shares          Amount
                                                          ------           ------          ------
 Year ended December 31, 2000
 Basic EPS net income.............................          $ 24,392           11,057         $ 2.21
                                                                                        =============
 Effect of dilutuve securities options............                                181
                                                       --------------   --------------
 Diluted EPS......................................          $ 24,392           11,238         $ 2.17
                                                       ==============   ==============  =============
 Year ended December 31, 1999
 Basic EPS net income.............................          $ 22,271           11,079         $ 2.01
                                                                                        =============
 Effect of dilutuve securities options............                                194
                                                       --------------   --------------
 Diluted EPS......................................          $ 22,271           11,273         $ 1.98
                                                       ==============   ==============  =============
 Year ended December 31, 1998
 Basic EPS net income.............................          $ 17,372           10,804         $ 1.61
                                                                                        =============
 Effect of dilutuve securities options............                                369
                                                       --------------   --------------
 Diluted EPS......................................          $ 17,372           11,173         $ 1.55
                                                       ==============   ==============  =============